EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contact:

Blake Stowell	Anton Nicholas
The SCO Group	Sloane & Company
bstowell@sco.com	anicholas@sloanepr.com
Tel: (801) 932-5703	Tel: (212) 446-1889
www.sco.com

THE SCO GROUP ANNOUNCES FIRST QUARTER FISCAL 2005 RESULTS

LINDON, Utah— April 13, 2005—The SCO Group, Inc. (Nasdaq: SCOXE), owner of the UNIX operating system and a leading provider of UNIX-based solutions, today reported results for its fiscal first quarter ended January 31, 2005.

Revenue for the first quarter of fiscal year 2005 was $8,865,000 as compared to $11,392,000 from the comparable quarter of the prior year.  The decrease in revenue in the first quarter of fiscal year 2005 from the comparable quarter of the prior year was primarily due to continued competitive pressures on the Company’s UNIX products and services.

The net loss attributable to common stockholders for the first quarter of fiscal year 2005 was $2,961,000, or ($0.17) per diluted common share, as compared to a net loss attributable to common stockholders of $2,486,000, or ($0.18) per diluted common share for the comparable quarter of the prior year.

“Despite the decline in revenue, we successfully implemented efficiency and cost reduction measures that have had a positive impact on operations and contributed to the UNIX business operating profitably,” said Darl McBride, President and CEO, The SCO Group.  “We remain steadfastly focused on winning in both the court room and in the market place. We are continuing to develop new products and services for the UNIX platform that will benefit our customers.”

Cash and cash equivalents and available-for-sale securities were $15,432,000 at January 31, 2005.  In addition, $4,798,000 remains in an escrow account and is classified as a component of restricted cash as of January 31, 2005, that will be used to pay for certain expenses associated with our intellectual property litigation.

“Our net cash position after backing out the costs of litigation that have been paid and budgeted for under our agreement with our legal counsel remains steady,” said Bert Young, Chief Financial Officer, The SCO Group. “Combined with the fact the UNIX business is generating cash, we believe we are in a position to continue operating our core business and see the litigation through to its conclusion.”

UNIX Business

The Company plans to release SCO OpenServer 6, code-named Legend, during the first half of calendar year 2005. Currently in beta-testing, the product is drawing great interest from the Company’s customer base.  The Company will host a significant launch event for SCO OpenServer 6 for its software and hardware partners, customers, and members of the media and analyst community at Yankee Stadium in New York City in June. The full commercial introduction of the product will mark the culmination of a significant product development effort, and its development reinforces the Company’s investment in its ongoing UNIX business.

NASDAQ Listing

The Company participated in a previously announced hearing with the Nasdaq Listing Qualifications Panel on March 17, 2005 regarding its request for continued listing on The Nasdaq SmallCap Market.  The Company previously received notices from Nasdaq that it was subject to delisting for its failure to file its Form 10-K for the fiscal year ended October 31, 2004 and Form 10-Q for the quarterly period ended January 31, 2005 in a timely fashion.  On April 1, 2005, the Company filed its Form 10-K with the Securities and Exchange Commission, along with amended Form 10-Qs for the first three quarters of the fiscal year ended October 31, 2004.

The Company believes it will be in full compliance with all requirements for continued listing on The Nasdaq SmallCap Market upon the filing of the Form 10-Q for the quarter ended January 31, 2005.  The Company anticipates filing its Form 10-Q for the quarter ended January 31, 2005 by April 15, 2005.  Until the Panel reaches its final decision, the Company’s common stock will continue to be listed on The Nasdaq SmallCap Market under the symbol “SCOXE.”

Conference Call

As previously announced, The SCO Group will host a conference call at 5:00 p.m. EDT today, April 13, 2005, to discuss its first quarter results.  To participate in the teleconference, please call 800-818-5264 or 913-981-4910; confirmation code: 4288994, approximately five minutes prior to the time stated above.  A listen-only Web cast of the call will be broadcast live with a replay available the following day.  The Web cast and replay may be accessed from http://ir.sco.com/medialist.cfm.  A replay of the call will also be available via the phone starting at 8:00 p.m. Eastern time on Wednesday, April 13 and will be available through 12:00 a.m. Eastern time on April 19.  Parties interested in listening to the replay via phone can do so by calling 1-888-289-0466 or +1-719-457-0820 and using the confirmation code 4288994.

Forward Looking Statements:

This press release contains forward looking statements related to (i) the Company’s continued profitable operation of its UNIX business, (ii) legal expenses remaining consistent with Company expectations, (iii) the continued development of new products and services for the UNIX platform that will benefit customers, (iv) the anticipation that the Company will release SCO OpenServer 6, code-named Legend, during the first half of calendar year 2005, and that such release will mark a significant product development effort for the Company, (v) the Company’s belief that it is well-positioned to continue to operate its core business and see its litigation through to conclusion, (vi) the Company’s belief it will be in full compliance with all requirements for continued listing on The Nasdaq SmallCap Market upon the filing of the Form 10-Q for the quarter ended January 31, 2005 and (vii) the Company’s anticipation of filing its Form 10-Q for the quarter ended January 31, 2005 by April 15, 2005.  SCO wishes to advise readers that a number of important factors could cause actual results to differ materially from those anticipated in such forward-looking statements including factors such as continued competitive pressure on its operating system products which could impact the profitability of the UNIX business, unforeseen legal costs related to the Company’s intellectual property litigation, the Company’s inability to develop new products and services, the Company’s inability to release SCO OpenServer 6 in the first half of calendar year 2005, the Company’s inability to see its intellectual property litigation through to its conclusion, the Company’s inability to complete the necessary procedures to file its Form 10-Q for the quarter ended January 31, 2005 by April 15, 2005, and the possible determination by the Nasdaq Qualifications Listing Panel not to grant the Company’s request for continued listing on The Nasdaq SmallCap Market, among others.  These and other factors that could cause actual results to differ materially from those anticipated are discussed in more detail in the Company’s filings with the Securities and Exchange Commission.

About SCO

The SCO Group, Inc. (Nasdaq: SCOXE - News) helps millions of customers to grow their businesses everyday.  Headquartered in Lindon, Utah, SCO has a worldwide network of thousands of resellers and developers.  SCO Global Services provides reliable localized support and services to partners and customers.  For more information on SCO products and services, visit http://www.sco.com.

SCO and the associated SCO logo are trademarks or registered trademarks of The SCO Group, Inc. in the U.S. and other countries. UNIX is a registered trademark of The Open Group. All other brand or product names are or may be trademarks of, and are used to identify products or services of, their respective owners.

The SCO Group Announces First Quarter 2005 Results

Condensed Consolidated Balance Sheets

(unaudited, in thousands)

	January 31, 2005	October 31, 2004
Assets:
Cash and cash equivalents	$9,486	$12,693
Restricted cash	5,402	8,283
Available-for-sale securities	5,946	18,756
Accounts receivable, net	5,953	6,638
Other current assets	1,967	1,870
Total current assets	28,754	48,240
Property and equipment, net	592	649
Intangibles, net	4,737	5,413
Other assets	1,115	1,098
Total assets	$35,198	$55,400

Liabilities:
Accounts payable	$1,378	$7,854
Accrued payroll and accrued expenses	6,093	7,224
Accrued compensation to law firms	—	7,956
Deferred revenue	5,519	4,877
Other current liabilities	1,951	4,916
Total current liabilities	14,941	32,827
Long-term liabilities	343	343
Common stock subject to rescission	893	528
Stockholders’ equity	19,021	21,702
Total liabilities and stockholders’ equity	$35,198	$55,400

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The SCO Group Announces First Quarter 2005 Results

Condensed Consolidated Statements of Operations

(unaudited, in thousands, except per share data)

	Three Months Ended January 31,
	2005	2004

Products revenue	$7,304	$9,712
Services revenue	1,491	1,660
SCOsource licensing revenue	70	20
Total revenue	8,865	11,392
Cost of products revenue	644	805
Cost of services revenue	749	1,322
Cost of SCOsource licensing revenue	3,493	3,523
Total cost of revenue	4,886	5,650
Gross margin	3,979	5,742
Operating expenses:
Sales and marketing	2,937	5,021
Research and development	2,080	2,707
General and administrative	1,763	2,194
Amortization of intangibles	593	787
Stock-based compensation	15	435
Total operating expenses	7,388	11,144
Loss from operations	(3,409)	(5,402)
Equity in income of affiliate	53	37
Other income, net	509	3,763
Loss before income taxes	(2,847)	(1,602)
Provision for income taxes	(114)	(128)
Net loss	(2,961)	(1,730)
Dividends on convertible preferred stock	—	(756)
Net loss applicable to common stockholders	$(2,961)	$(2,486)
Basic and diluted net income (loss) per common share	$(0.17)	$(0.18)
Weighted average basic and diluted common shares outstanding	17,751	13,824

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